Exhibit 1

Ares Commercial Real Estate Corporation

Public Offering of Common Stock

Dated as of April 25, 2012

Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
J.P. Morgan Securities LLC
As Representatives of the several Underwriters
(the “Representatives”)
c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York  10152

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated
One Bryant Park
New York, New York 10036

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Ares Commercial Real Estate Corporation, a Maryland corporation (the “Company”), Ares Commercial Real Estate Management LLC, a Delaware limited liability company, and the Representatives as representatives of the several underwriters (the “Underwriters”) and the other parties thereto (if any), relating to a proposed underwritten public offering (the “Offering”) of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

In order to induce the Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company or the Manager, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representatives that, during the period beginning on the date hereof through and including the date that is the 365th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wells Fargo Securities, LLC and Citigroup Global Markets Inc., directly or indirectly:

(i)  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any shares of the Company’s Common Stock or preferred stock or other capital stock (collectively, “Capital Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or

(ii)  enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. Moreover, if:

(1)          during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)          prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wells Fargo Securities, LLC and Citigroup Global Markets Inc. waive, in writing, such extension.

Prior to engaging in any transaction or taking any other action that is subject to the restrictions imposed by this agreement at any time during the period from and including the date of this agreement through and including the 34th day following the last day of the Lock-Up Period (prior to giving effect to any extension of the Lock-Up Period pursuant to the immediately preceding sentence), the undersigned will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as the same may have been extended pursuant to the immediately preceding sentence) has expired.

Notwithstanding the provisions set forth above, the undersigned may, without the prior written consent of Wells Fargo Securities, LLC and Citigroup Global Markets Inc.,

(1) transfer any of the Lock-Up Securities to a member of the undersigned; provided, however, that (A) such transfer is not for value, (B) the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement and otherwise satisfactory in form and substance to Wells Fargo Securities, LLC and Citigroup Global Markets Inc., and (C) no filing with the Securities and Exchange Commission or other public report, filing or announcement shall be required to be made in respect of such transfer during the Lock-Up Period (as the same may be extended as described above), and no such filing shall be voluntarily made; or

(2) pledge the Lock-Up Securities to under the Third Amended and Restated Credit Agreement, among Ares Investments Holdings LLC and Ares Management LLC, as borrowers, JPMorgan Chase Bank, N.A. as administrative agent and the lenders party thereto, dated as of May 2, 2011 (or any other replacement credit agreement entered into by the undersigned or its affiliates); provided, however, that (A) such pledge is required pursuant to the granting of security provisions of such agreement, and (B) neither the undersigned nor any other person who may be required to report acquisitions and dispositions of the Lock-Up Securities pursuant to Section 16(a) of the Exchange Act is required to report such pledge as a disposition of the Lock-Up Securities pursuant to Section 16(a) under the Exchange Act during the Lock-Up Period (as the same may be extended as described above).

provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Wells Fargo Securities, LLC and Citigroup Global Markets Inc.,  (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock shall be required to be made during the Lock-Up Period (as the same may be extended as described above) and (D) in the case of a transfer pursuant to clause (1) or (2) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during the Lock-Up Period (as the same may be extended as described above).  For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin (including by adoption).

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock (other than Registration Statements on Form S-8 filed with the Securities and Exchange Commission), and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

Notwithstanding anything herein to the contrary, nothing herein shall be deemed to prohibit the Company from taking any action that the Company is permitted to take under Section 3(k) of the Underwriting Agreement, and it shall not be deemed a breach of this letter agreement for any officer or director to approve and carry out any such action, in his or her capacity as an officer or director of the Company.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

ARES INVESTMENTS HOLDINGS LLC

By:	/s/ Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Authorized Signatory